ABBM Group, Ltd LLP
Certified Public Accountants

12941 Interstate 45 N, Suite 422
Houston, Texas 77060
Phone (281) 873-5005
Fax (281) 873-5383
www.jbraden.com
jbraden@jbraden.com

February 15, 2011

Securities and Exchange Commission
Washington, DC 20549

Dear Sirs:

We have read Item 4.01 included in the Form 8-K dated March 30, 2011 of USA Video Interactive Corp. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Yours truly,

ABBM Group Ltd LLP

ABBM Group Ltd LLP